Exhibit 10.4

OPEN-END MORTGAGE TO SECURE PRESENT AND FUTURE LOANS

UNDER CHAPTER 25 OF TITLE 34

CONSTRUCTION MORTGAGE DEED, ASSIGNMENT OF LEASES AND

RENTS, SECURITY AGREEMENT AND FIXTURE FILING

ALEXION MANUFACTURING LLC, as Mortgagor

in favor of

iSTAR FINANCIAL INC., as Mortgagee

Dated: July 11, 2006

Location: Town of

Smithfield, Rhode Island

PREPARED BY AND WHEN RECORDED RETURN TO: Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661-3693 Attn: Victoria Shusterman, Esq.

OPEN-END MORTGAGE TO SECURE PRESENT AND FUTURE LOANS

UNDER CHAPTER 25 OF TITLE 34

CONSTRUCTION MORTGAGE DEED, ASSIGNMENT OF LEASES

AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING

THIS CONSTRUCTION MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) dated as of 11 day of July, 2006, by ALEXION MANUFACTURING LLC, a Delaware limited liability company, having an address at c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, as Mortgagor, in favor of iSTAR FINANCIAL INC., a Maryland corporation, having an address at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, as Mortgagee.

W I T N E S S E T H:

WHEREAS, Mortgagee has agreed to make a loan (the “Loan”) to Mortgagor pursuant to that certain Loan and Security Agreement, dated as of even date herewith, by and between Mortgagee and Mortgagor, (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Loan is evidenced by the Promissory Note dated as of even date herewith in the principal amount of up to TWENTY-SIX MILLION AND 00/100 DOLLARS ($26,000,000.00) (together with any Substitute Note, as such promissory note and Substitute Notes may be amended, restated, supplemented or otherwise modified from time to time, the “Note”). Pursuant to the “Loan Documents” (as defined in the Loan Agreement), the Loan (a) bears interest at a variable rate of interest and (b) is scheduled to mature on the Maturity Date, which Maturity Date is August 10, 2016 or, such earlier date as the Loan is prepaid in full or accelerated.

NOW, THEREFORE, in consideration of the making of the Loan by Mortgagee, Mortgagor agrees, represents, warrants and covenants as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following meanings, provided that capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement:

Accounts means Mortgagor’s present and future rights to payment of money, accounts and accounts receivable including (a) rights to payment of money, accounts and accounts receivable arising from or relating to the construction, use, leasing, occupancy or operation of the Mortgaged Property, the rental of, or payment for, space, goods sold or leased or services rendered, whether or not yet earned by performance, and all other “accounts” (as defined in the UCC), (b) rights to payment, accounts, and accounts receivable arising from any consumer credit, charge, entertainment or travel card or service organization or entity, (c) all reserves, deferred payments, refunds, cost savings payments and deposits no matter how evidenced and whether now or later to be received from third parties (including all earnest money sales deposits) or deposited with, or by, Mortgagor by, or with, third parties (including all utility deposits), (d) all chattel paper, instruments, documents, notes, drafts and letters of credit (other than any letters of credit in favor of Mortgagee), (e) the Loan Accounts, any tenant security deposit account, and any and all other accounts held by or on behalf of Mortgagee and/or Mortgagor pursuant to this Agreement, (f) all “deposit accounts” (as defined in the UCC), (g) all “securities accounts” (as defined in the UCC), and (h) all contracts and agreements which relate to any of the foregoing.

Assignment means the assignment contained in Article 4 of this Mortgage, from Mortgagor to Mortgagee, of all Mortgagor’s right, title and interest in and to the Leases and the Rents.

Contracts means any and all contracts, instruments and other agreements, whether now existing or hereafter arising, in connection with the acquisition, ownership, operation, construction, development, use, leasing, sale or occupancy of the Land and Improvements defined as the Mortgaged Property, as amended from time to time.

Fixtures and Personalty means all fixtures, machinery, furnishings, equipment, furniture and other tangible personal property now or hereafter affixed or attached to, installed in, located on, under, above or within the Land or in the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the Land, Improvements or any other part of the Mortgaged Property, whether or not permanently affixed thereto, together with all accessions, replacements and substitutions thereto or therefore and the proceeds thereof, including all “equipment” (as defined in the UCC), Inventory, “farm products” (as defined in the UCC), “fixtures” (as defined in the UCC), “manufactured homes” (as defined in the UCC), oil, gas and other minerals (whether before or after extraction), and other “goods” (as defined in the UCC) and any and all of the following: machinery; signs; artwork; office furnishings and equipment; partitions and screens; generators, boilers, compressors and engines; fuel; water and other pumps and tanks; irrigation lines and sprinklers; refrigeration equipment; pipes and plumbing; elevators and escalators; sprinkler systems and other fire extinguishing machinery, and equipment; heating, incinerating, ventilating, air conditioning and air cooling ducts, machinery, equipment and systems; gas and electric machinery and equipment; facilities used to provide utility services; laundry, drying, dishwashing and garbage disposal machinery or equipment; communication apparatus, including television, radio, music, and cable antennae and systems; floor coverings, rugs, carpets, window coverings, blinds, awnings, shades, curtains, drapes and rods; screens, storm doors and windows; stoves, refrigerators, dishwashers and other installed appliances; attached cabinets; trees, plants and other items of landscaping; motorized, manual, mechanical or other buses, boats, aircrafts and vehicles of any nature whatsoever; visual and electronic surveillance systems and other security systems; elevators; escalators; telecommunications equipment including telephones, switchboards, exchanges, wires and phone jacks; maintenance equipment, golf carts, pro shop merchandise, tables, chairs, mirrors, desks, wall coverings, clocks, lamps; kitchen, restaurant, bar, lounge, public room, public area, and other operating or specialized equipment, including menus, dishes, flatware, dishware, glassware, cooking utensils, tables, refrigerating units, microwave equipment, ovens, timers;

food and beverages; liquor; cleaning materials other similar items; swimming pool heaters and equipment; recreational equipment and maintenance supplies; clubhouse equipment, furnishings and supplies, including lockers and sporting equipment; and health and recreational facilities; and linens. Fixtures and Personality does not include fixtures, equipment and personalty owned by tenants under Leases of the Mortgaged Property or any part thereof.

General Intangibles means all causes in action, causes of action and all other intangible personal property of Mortgagor of every kind and nature (other than the Accounts), wherever located, including all Proprietary Rights, all “general intangibles” (as defined in the UCC), all “payment intangibles” (as defined in the UCC), all “software” (as defined in the UCC), corporate or other business records relating to Mortgagor, and/or the Mortgaged Property (including computer-readable memory and any computer hardware or software necessary to retrieve such memory), insurance policies (including claims under, and interests in, insurance policies), condemnation awards, good will, inventions, designs, software, patents, trademarks and applications therefor, computer programs, trade names, trade styles, trade secrets, copyrights, registrations and other intellectual property, licenses, franchises, customer lists, tax refund claims, claims for wages, salaries or other compensation of an employee, landlord’s liens, liens given by statute or other rule of law for services or materials, agricultural liens, judgments and rights represented by judgments and rights of recoupment or set-off. The General Intangibles also include any rate cap agreements(s) and all Contracts.

Gross Revenues means, all income, rents, revenues, issues, profits, deposits (other than security deposits except to the extent applied by Mortgagor in accordance with applicable Leases), proceeds of business interruption insurance, lease termination or similar payments and all other payments actually received by or for the benefit of Mortgagor in cash or current funds or other consideration from any source whatsoever from or with respect to the Mortgaged Property; provided, however, that Gross Revenues shall exclude Proceeds (other than insurance proceeds in respect of business interruption insurance).

Improvements means all buildings, improvements, alterations or appurtenances now, or at any time hereafter, located upon, in, under or above the Land or any part thereof. The term “Improvements” also includes all buildings, improvements, alterations or appurtenances not located on, in, under or above the Land to the extent of Mortgagor’s right, title and interest therein.

Inventory means “inventory” (as defined in the UCC), including any and all goods, merchandise and other personal property, whether tangible or intangible, now owned or hereafter acquired by Mortgagor which is held for sale, lease or license to customers, furnished to customers under any contract or service or held as raw materials, work in process, or supplies or materials used or consumed in Mortgagor’s business.

Land means the real estate described in Schedule A attached hereto.

Leases means any and all leases, subleases, occupancy agreements or grants of other possessory interests, whereby Mortgagor acts as the lessor, sublessor, licensor, grantor or in another similar capacity, now or hereafter in force, oral or written, covering or affecting the Land or Improvements, or any part thereof, together with all rights, powers, privileges, options and other benefits of Mortgagor thereunder and any and all guaranties of the obligations of the lessees, sublessees, occupants, and grantees thereunder, as such leases, subleases, occupancy agreements or grants may be extended, renewed, modified or replaced from time to time (exclusive of any ground lease having Mortgagor as ground lessee).

Mortgage means this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and between Mortgagor and Mortgagee.

Mortgaged Property means the Land, the Improvements, the Inventory, the Accounts, the General Intangibles, the Fixtures and Personalty, the Leases, the Rents and other Gross Revenues, the Other Property, the Proceeds, the Plans and Specifications, and all other property of every kind and description used or useful in connection with the ownership, occupancy, operation and maintenance of the other components of the Mortgaged Property and all substitutions therefor, replacements and accessions thereto, and proceeds [including “proceeds” (as defined in the UCC)] derived therefrom, including, without limitation, the following:

(a) all buildings, improvements, tenements, easements, hereditaments, and appurtenances now and/or at any time or times hereafter upon, belonging or otherwise appertaining to or situated on the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of said real estate, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and all heretofore or hereafter acquired roads, alleys, streets, passages and other publicways abutting said real estate, whether before or after vacation thereof;

(b) all of the rights, privileges, permits, licenses, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anyway belonging, relating, pertaining or inuring to the benefit of the Land and/or the Improvements, including, without limitation, all Contracts, including, without limitation, all air rights, development rights, light, water rights, water stock, development rights and credits, use entitlements, permits, licenses and approvals of governmental entities (including, without limitation, any permits and/or approvals, relating to excavation, mining, extraction or removal of fill, soil and/or rock in, on or from the Mortgaged Property), belonging or in anyway appertaining thereto and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof or otherwise benefitting the same;

(c) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Land (including, without limitation, water, mineral and sewer rights), the Improvements, the Accounts, the Fixtures and Personalty, the Inventory, the Leases, the Proceeds, the Other Property, the Plans and Specifications, the Rents and other Gross Revenues, the General Intangibles, the Contracts and the other components of the Mortgaged Property;

(d) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to condemnation awards or payments with respect to casualties and property and all right, title and interest of Mortgagor in any insurance policies or binders now or hereafter relating to the Land, the Improvements or any other components of the Mortgaged Property, including, without limitation, unearned premiums and proceeds of insurance; and

(e) all other or greater rights and interests of every nature in the Land or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

Mortgagee: iStar Financial Inc., a Maryland corporation, its successors and assigns.

Mortgagee’s Address: iStar Financial Inc., 1114 Avenue of the Americas, Twenty-Seventh Floor, New York, New York 10036, Attention: Chief Operating Officer.

Mortgagor: The entity named as such in the first paragraph of this Mortgage, and its heirs, administrators, executors, successors and assigns and its successors in interest in and to the Mortgaged Property.

Mortgagor’s Address: c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, CT 06410.

Obligations means all obligations, liabilities and indebtedness of every nature of Mortgagor from time to time owed to Mortgagee under the Loan Agreement, the Note and the other Loan Documents, including the principal amount of all debts, claims and Indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable to Mortgagee under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Mortgagor. The term “Obligations” also includes (i) payment of any and all other indebtedness now or hereafter owning by Mortgagor to Mortgagee evidenced by a note or notes and/or an agreement or agreements signed by Mortgagor whose indebtedness is secured by this Mortgage and (ii) any judgment against Mortgagor or the Mortgaged Property with respect to such obligations, liabilities and Indebtedness of Mortgagor.

Other Property means all of Mortgagor’s now and/or hereafter existing and/or arising right, title and interest in and to all “securities entitlements” (as defined in the UCC), “chattel paper” (as defined in the UCC), “commercial tort claims” (as defined in the UCC) and all other tort claims, “documents” (as defined in the UCC), “instruments” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC), “money” (as defined in the UCC), “letters of credit” (as defined in the UCC), Investments, and all “investment property” (as defined in the UCC). Other Property includes all Security Deposit Letters of Credit.

Proceeds means compensation, proceeds, damages, claims, insurance recoveries, rights of action and payments which Mortgagor may receive or to which Mortgagor may be entitled with respect to the Mortgaged Property as a result of any casualty or condemnation.

Rents means all rents, income, receipts, royalties, profits, issues, service reimbursements, fees, termination payments, receivables, accounts receivable and payments or related to the Land and/or Improvements from time to time accruing under the Leases and/or the operating of the Land and/or Improvements.

Security Agreement means the security agreement contained in Section 3 of this Mortgage, wherein and whereby Mortgagor grants a security interest in the Accounts, the Inventory, the Proceeds, the Rents and other Gross Revenues, the Fixtures and Personalty, the Other Property, the General Intangibles and the other components of the Mortgaged Property to Mortgagee.

Security Deposit Letters of Credit means all tenant security deposits which are in the form of a letter of credit.

State means the state where the Land is located.

UCC means the Uniform Commercial Code as the same may be amended, modified or recodified from time to time in the State of Rhode Island and such other jurisdictions where UCCs shall be filed from time to time to indicate Mortgagee’s security interest in all or any portion of the UCC Collateral.

UCC Collateral means the Accounts, the Fixtures and Personalty, the General Intangibles, the Other Property, the Proceeds, the Plans and Specifications, and all “proceeds” (as defined in the UCC) thereof together with any other component of the Mortgaged Property to which Article 9 of the UCC is applicable.

ARTICLE 2

GRANT

2.1 Grant. To secure the payment, performance and discharge of the Obligations, Mortgagor by these presents hereby grants, assigns, mortgages, transfers and conveys unto Mortgagee, WITH MORTGAGE COVENANTS, for the use and benefit of Mortgagee, with right of entry and possession (to the extent permitted by applicable law) and grants a security interest in, the Mortgaged Property, to have and to hold the Mortgaged Property unto Mortgagee, its successors, substitutes and assigns forever. Mortgagor hereby binds itself, and Mortgagor’s successors, substitutes and assigns, to warrant and forever defend unto Mortgagee, its successors and assigns, the title to the Mortgaged Property, together with all other rights of Mortgagor in and to the Mortgaged Property, subject to the Permitted Encumbrances.

2.2 Condition of Grant. Provided always, that if Mortgagor shall irrevocably, unconditionally and indefeasibly pay or cause to be paid the entire Obligations as and when the same shall become due and payable and shall observe, perform and discharge the Obligations, then the Loan Documents and the estate and rights granted by Mortgagor shall cease, terminate and become void, and shall be promptly released or reconveyed by Mortgagee in proper form for recording, at the sole cost and expense of Mortgagor.

2.3 Maximum Amount of Indebtedness. Notwithstanding anything to the contrary in this Mortgage, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by this Mortgage (including Mortgagor’s obligation to reimburse advances made by Mortgagee), either at execution or at any time thereafter, including future advances which will be advanced from time to time from and after the date hereof and may include readvances of amounts repaid (the “Secured Loan Amount”), shall not exceed in the aggregate at any one time the outstanding amount of [$52,000,000.00], plus amounts that

Mortgagee expends after occurrence of an Event of Default to the extent that any such amounts shall constitute payment of (a) taxes, charges or assessments that may be imposed by law upon the Mortgaged Property; (b) premiums on insurance policies covering the Mortgaged Property; (c) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (d) any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then in such event, such amounts or costs, together with interest thereon, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

All persons and entities with any interest in the Mortgaged Property or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note or other document or instrument evidencing, securing or otherwise affecting the indebtedness, including, without imitation, any and all amounts expended by Mortgagee upon an Event of Default to operate, manage or maintain the Mortgaged Property or to otherwise protect the Mortgaged Property or the lien of this Mortgage.

ARTICLE 3

SECURITY AGREEMENT AND FIXTURE FILING

3.1 Security Agreement. With respect to all Accounts, Fixtures and Personalty, General Intangibles, Inventory, the Other Property and other UCC Collateral, this Mortgage shall constitute a “security agreement” within the meaning of, and shall create a security interest under, the UCC, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of further securing payment and performance of the Obligations, Mortgagor hereby grants to Mortgagee a security interest and Lien in all rights, titles, and interests now owned or hereafter acquired by Mortgagor in all UCC Collateral. Mortgagor represents and warrants that, except for the Permitted Encumbrances and any financing statement filed by Mortgagee, no presently effective financing statement covering the Mortgaged Property or any part thereof has been filed with any filing officer, and no other presently effective security interest has attached or has been perfected in the Mortgaged Property or any part thereof. Mortgagor shall from time to time within fifteen (15) days after request by Mortgagee, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Mortgagee may reasonably request in order to evidence, perfect, preserve, continue, extend or maintain this security agreement and the security interest created hereby as a first Lien on the Mortgaged Property and Inventory, subject only to the Permitted Encumbrances. Mortgagor hereby authorizes Mortgagee to file or cause to be filed any financing or continuation statements as Mortgagee may determine are necessary or desirable in order to evidence, perfect, preserve, continue, extend or maintain the security interest created hereby as a first Lien on the UCC Collateral, subject only to the Permitted Encumbrances.

3.2 Fixture Filing. This Mortgage constitutes a fixture filing under the UCC with respect to all fixtures included within the Land and is to be filed for record in the Land Evidence Records of the Town of Smithfield in the State of Rhode Island. Mortgagee shall have all rights with respect to the fixtures afforded to it by the UCC, in addition to, but not in limitation of, the other rights afforded Mortgagee by the Loan Documents. A carbon, photographic or other reproduction of this Mortgage shall be sufficient as a financing statement. Mortgagee shall have the right at any time to file a manually executed counterpart or a carbon, photographic or other reproduction of this Mortgage as a financing statement in either the central or local UCC records of any jurisdiction wherein the Mortgaged Property is located, but the failure of Mortgagee to do so shall not impair (a) the effectiveness of this Mortgage as a fixture filing as permitted by the applicable UCC, or (b) the validity and enforceability of this Mortgage in any respect whatsoever. The following information is included for purposes of meeting the requirements of a financing statement.

(a) The name of the debtor is ALEXION MANUFACTURING LLC, a Delaware limited liability company.

(b) The name of the secured party is iStar Financial Inc., a Maryland corporation.

(c) The address of the secured party is iStar Financial Inc., 1114 Avenue of the Americas, New York, New York 10036, Attention: Chief Operating Officer.

(d) The mailing address of the debtor is c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, CT 06410.

(e) This financing statement covers all of the debtor’s fixtures (whether now owned or hereafter acquired). The fixtures include (a) goods which are or are to become fixtures on the Land described in Schedule A, (b) minerals or the like (including, without limitation, fill, rock, soil, oil and gas) located on the Land described in Schedule A, and (c) all proceeds and products of the fixtures.

(f) The record owner of the Mortgaged Property is Mortgagor.

ARTICLE 4

ASSIGNMENT OF RENTS AND LEASES AND CONTRACTS

4.1 Assignment of Rents and Leases. All of Mortgagor’s right, title and interest in and to the Rents and Leases are hereby absolutely and irrevocably assigned to Mortgagee to be applied against the Obligations. Mortgagor hereby appoints Mortgagee its true and lawful attorney-in-fact, with the right, at Mortgagee’s option at any time, to demand, receive and enforce payment of, to give receipts, releases and satisfactions for, and to sue, either in Mortgagor’s or Mortgagee’s name for, all Rents during the continuance of an Event of Default. Notwithstanding the foregoing Assignment of Rents, so long as no Event of Default has occurred and is then continuing, Mortgagor may collect, receive, take, use and enjoy such Rents, as they become due and payable but not more than one month in advance thereof and Mortgagor may exercise all other rights set forth in the Leases (subject to any express restrictions set forth herein, in the Loan Agreement or in the other Loan Documents). The foregoing assignment shall be fully operative without any further action on the part of either party; and specifically Mortgagee shall be entitled at its option, upon the occurrence of an Event of Default hereunder and for so long as such Event of Default is continuing, to collect all Rents from the Mortgaged Property whether or not Mortgagee takes possession of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default hereunder, the permission hereby given to Mortgagor to collect the Rents and exercise all other rights under the Leases from the Mortgaged Property shall terminate. To the extent permitted by applicable law, this Assignment shall not be deemed or construed to constitute Mortgagee as a mortgagee in possession nor obligate Mortgagee to take any action or to incur expense or perform or discharge any obligation, duty or liability. Exercise of any rights under this Section 4.1 and the application of the Rents to the Obligations shall not cure or waive any Event of Default but shall be cumulative of all other rights and remedies of Mortgagee.

4.2 Assignment of Contracts. All of Mortgagor’s right, title and interest in and to the Contracts, to the extent assignable under applicable law, are hereby absolutely and irrevocably assigned to Mortgagee to be applied against the Obligations. Mortgagor hereby appoints Mortgagee its true and lawful attorney-in-fact with the right, at Mortgagee’s option at any time, to demand, receive and enforce performance and payment of, to give receipts, releases and satisfactions for, and to sue, either in Mortgagor’s or Mortgagee’s name, for all amounts due under and performance required by the Contracts during the continuance of an Event of Default. Notwithstanding the foregoing Assignment of Contracts, so long as no Event of Default has occurred and is then continuing, Mortgagor may collect, receive, take, use and enjoy all rights under the Contracts, as they become due and payable but no more than one month in advance thereof and Mortgagor may exercise all other rights set forth in the Contracts (subject to any express restrictions set forth herein or in the other Loan Documents). The foregoing assignment shall be fully operative without any further action on the part of either party. Mortgagor shall from time-to-time within fifteen (15) days after request by Mortgagee, execute, acknowledge and deliver any additional instruments Mortgagee may reasonably request to further evidence the assignment and transfer to Mortgagee of Mortgagor’s interest in any Contracts.

4.3 Effect of Assignments. This instrument constitutes an absolute and present assignment of the Rents; subject, however, to the conditional permission given to Mortgagor to collect, receive, take, use and enjoy the same as provided above; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment by Mortgagor, in whole or in part, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

4.4 No Merger of Leasehold Estates. If both the lessor’s and lessee’s estate under any Lease, or any portion thereof, becomes vested at any time in one owner, this Mortgage and the Lien created hereby shall not be adversely affected by the application of the doctrine of merger unless Mortgagee so elects in writing by recording a written declaration so stating. Unless and until Mortgagee so elects, Mortgagee and any lessor and lessee shall continue to have and enjoy all of the rights and privileges to the separate estates. In addition, upon the foreclosure of the Lien created by this Mortgage on the Mortgaged Property, any Leases then existing and affecting all or any portion of the Mortgaged Property shall not be destroyed or terminated by merger or by the foreclosure unless, subject to the terms of the Leases and subordination, non-disturbance and attornment agreements to which Mortgagee is a party, Mortgagee or any purchaser at the sale so elects. No act by or on behalf of Mortgagee or such purchaser shall constitute a termination of any Lease unless Mortgagee gives written notice thereof to the tenant or subtenant affected.

ARTICLE 5

COVENANTS AND REPRESENTATIONS AND WARRANTIES

5.1 Covenants. Until the entire Obligations shall have been indefeasibly paid in full, Mortgagor hereby covenants, represents, warrants and agrees as follows:

(a) Payment of Obligations. Mortgagor shall promptly pay and perform the Obligations or cause the Obligations to be paid and performed, as and when same shall be due and payable under the this Mortgage and the other Loan Documents.

(b) Insurance. Mortgagor shall maintain the insurance required pursuant to the Loan Agreement.

(c) Restoration Following Casualty or Condemnation. Upon the occurrence of any casualty or condemnation to the Mortgaged Property, Mortgagor shall provide prompt written notice thereof to Mortgagee, and shall restore or cause the Mortgaged Property to be restored in accordance with Section 8.1 of the Loan Agreement.

(d) Inspection. Mortgagor shall permit, and shall cause Manager to permit, Mortgagee, to inspect the Mortgaged Property in accordance with the terms and provisions of the Loan Agreement.

(e) Hold Harmless. Mortgagor shall indemnify Mortgagee in accordance with the terms and provisions of Section 11.3 of the Loan Agreement.

(f) Title to Mortgaged Property. Mortgagor shall at all times maintain good and indefeasible title in fee simple to the Land and good and indefeasible title to the Improvements, the Accounts, the Fixtures and Personalty, the General Intangibles, the Other Property and the Inventory free and clear of any encumbrances other than the Liens created by the Mortgage and the other Loan Documents and the Permitted Encumbrances.

(g) Due on Sale of Encumbrance. Mortgagor acknowledges that, in making the Loan, Mortgagee has relied to a material extent upon the particular business reputation, expertise, creditworthiness, and individual net worth of Mortgagor and of the persons, partnerships, trusts, corporations or other entities who have a direct or indirect interest in Mortgagor and upon the continuing interest which such persons, partnerships, trusts, corporations or other entities, as owners of direct or indirect interests in Mortgagor, shall have in the Mortgaged Property. Accordingly, Mortgagor covenants and agrees that Mortgagor shall at all times comply with the provisions of Section 7.11 of the Loan Agreement

ARTICLE 6

EVENTS OF DEFAULT

The term “Event(s) of Default” shall mean the occurrence or happening beyond any applicable notice and cure period, from time to time, of any one or more of the events set forth in Section 9.1 of the Loan Agreement.

ARTICLE 7

FORECLOSURE AND REMEDIES

7.1 Remedies. If an Event of Default shall occur which continues beyond any applicable grace or cure period, Mortgagee may, at its option, exercise one or more or all of the following remedies, all to the fullest extent permitted by applicable law:

(a) Acceleration. Declare the unpaid portion of the Obligations to be immediately due and payable, without further notice or demand (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon the occurrence of the Events of Default specified in Sections 9.1(E) and 9.1(F) of the Loan Agreement, the unpaid portion of the Obligations shall be immediately due and payable without notice or demand (each of which is hereby expressly waived by Mortgagor).

(b) Entry Upon Mortgaged Property. Enter upon the Mortgaged Property and take possession thereof and of all books, records and accounts relating thereto.

(c) Operation of Mortgaged Property. Hold, lease, operate or otherwise use or permit the use of the Mortgaged Property, or any portion thereof, in such manner, for such time and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, rents, profits or other amounts payable in connection therewith.

(d) Judicial Proceedings. (1) foreclose this Mortgage judicially or nonjudicially; (2) exercise its power of sale; (3) exercise its STATUTORY POWER OF SALE; or (4) sue on the Loan Documents according to law.

(e) Mortgagee’s Sale of Mortgaged Property. The procedure for exercise of the Mortgagee’s power of sale shall be as follows:

(1) Mortgagee shall give notice of its election to cause the Mortgaged Property to be sold to satisfy the Obligations in accordance with applicable law.

(2) Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after the giving of any such required notice, Mortgagee, without demand on Mortgagor, shall sell the Mortgaged Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time of sale. Mortgagor agrees that such a sale (or sheriff’s sale pursuant to judicial foreclosure) of all the Mortgaged Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all of any part of the Mortgaged Property which may be personal property, Mortgagee shall have and exercise, at Mortgagee’s sole election, all the rights and remedies of a secured party under the UCC. Whenever notice is permitted or required hereunder or under the UCC, ten (10) days prior notice shall constitute commercially reasonable notice. Mortgagee may postpone the sale of all or any portion of the Mortgaged Property, and from time to time thereafter may postpone such sale, as provided by statute. Mortgagee shall deliver to the purchaser its deed and bill of sale conveying the Mortgaged Property so sold, but without any covenant or warranty, express or implied. The recital in such deed and bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Mortgagor or Mortgagee, may purchase at such sale.

(3) After deducting all costs, fees and expenses of Mortgagee, and of this trust, including the cost of evidence of title search and reasonable counsel fees in connection with sale, Mortgagee shall apply the proceeds of sale in accordance with Section 7.7 hereof.

(f) Receiver. To the extent permitted by law, Mortgagee shall be entitled, as a matter of strict right, without notice, and without regard to the value or occupancy of the security, or the solvency of the Mortgagor, or the adequacy of the Mortgaged Property as security for the Obligations, to itself enter upon and take possession of the Mortgaged Property, collect the Rents and profits therefrom and apply the same as the court may direct, or, at its option, Mortgagee may have a receiver appointed to do the same, such receiver to have all the rights and powers permitted under the laws of the jurisdiction in which the Mortgaged Property is located, along with the powers of Mortgagor under Section 7.1(c) above and Section 7.1(1) below. Mortgagor hereby waives any requirements on the receiver or Mortgagee to post any surety or other bond. Mortgagee or the receiver may also take possession of, and for these purposes use, any and all Fixtures and Personalty which is a part of the Mortgaged Property and used by Mortgagor in the rental or leasing thereof, or any part thereof. The expense, (including reasonable receiver’s fees, counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Mortgagee shall (after payment of all costs and expenses incurred) apply such Rents, issues and profits received by it on the Obligations in the order set forth in Section 7.7 hereof. The right to enter and take possession of the Mortgaged Property, to manage and operate the same, and to collect the Rents, issues and profits thereof, whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such Rents, issues and profits actually received by Mortgagee.

(g) Additional Rights and Remedies. With or without notice, and without releasing Mortgagor from the Obligations, and without becoming a mortgagee in possession, Mortgagee shall have the right to cure any breach or default of Mortgagor and, in connection therewith, to enter upon the Mortgaged Property and to do such acts and things as Mortgagee reasonably deems necessary or desirable to protect the security hereof including, but without limitation, to appear in and defend any action or proceedings purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, Lien or claim of Lien which, in the reasonable judgment of Mortgagee, is prior or superior hereto, the reasonable judgment of Mortgagee being conclusive as between the parties hereto to obtain insurance; to pay any premiums or charges with respect to insurance required to be carried hereunder, and to employ counsel, accountants, contractors and other appropriate persons to assist them.

(h) Mortgagee as Purchaser. Mortgagee shall have the right to become the purchaser at any sale held by the Mortgagee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor, the amount of indebtedness payable to it out of the net proceeds of such sale. Mortgagee upon any such purchase, shall acquire good title to the Mortgaged Property so purchased, free from the Lien of this Mortgage and free of all rights of redemption, if any, in Mortgagor. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall presumptively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Note after the same have become due and payable and advertisement and conduct of such sale in the manner provided herein; and Mortgagor does hereby ratify and confirm any and all acts that said Mortgagee or its successors may lawfully do in the premises by virtue of the terms and conditions of this instrument.

(i) Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making sale under judicial proceedings shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

(j) Effect of Sale. Any sale or sales of the Mortgaged Property, whether under the STATUTORY POWER OF SALE or the power of sale herein granted and conferred or by virtue of judicial proceedings conducted in accordance with applicable law, shall operate to divest all right, title, interest, claim, and demand whatsoever either at law or in equity, of Mortgagor of in, and to the premises and the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors, and against any and all persons claiming or who shall thereafter claim all or any of the Mortgaged Property sold from, through or under Mortgagor, or Mortgagor’s successors or assigns; nevertheless, Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

(k) Remedies Under UCC. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may exercise its rights of enforcement, without a breach of the peace, with respect to the UCC Collateral under the applicable provisions of the UCC and/or under other applicable law, and in conjunction with, in addition to or in substitution for those rights and remedies:

(1) Mortgagee may enter upon Mortgagor’s premises to take possession of, assemble and collect the UCC Collateral and any and all books and records related to the Mortgaged Property; and

(2) Mortgagee may require Mortgagor to assemble the UCC Collateral and make same available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the UCC Collateral; and

(3) Written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the UCC Collateral or prior to the date after which private sale of the UCC Collateral shall be made shall constitute reasonable notice; and

(4) Any sale made pursuant to the provisions of this Subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property under power of sale as provided in Section 7.1(e) of this Mortgage; and

(5) In the event of a foreclosure sale, whether made by the Mortgagee under the terms hereof, or under judgment of a court, the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

(6) It shall not be necessary that Mortgagee take possession of the UCC Collateral prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the UCC Collateral be present at the location of such sale; and

(7) Prior to application of proceeds of disposition of the UCC Collateral to the Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Mortgagee; and

(8) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Obligations or as to the occurrence of any Event of Default, or to Mortgagee have declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and of the Mortgaged Property to be sold having been duly done by Mortgagee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(9) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale but in the name and on behalf of Mortgagee.

(1) Entry on and Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any person, firm or corporation designated by the Mortgagee) shall have the right and power, but shall not be obligated to enter upon and take possession of any of the Mortgaged Property, and of all books, records, and accounts relating thereto and to exclude Mortgagor, and Mortgagor’s agents or servants, wholly therefrom, and to hold, lease, operate, use, administer, manage, and operate the same to the extent that Mortgagor shall be at the time entitled and in his place and stead for such time, and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions, and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, rents, profits, or other amounts payable in connection therewith. The Mortgagee, or any person, firm or corporation designated by the Mortgagee may operate the same without any liability to Mortgagor in connection with such operations, except to use ordinary care in the operation of said properties, and the Mortgagee or any person, firm or corporation designated by them, shall have the right to collect, receive and receipt for all Rents from the Mortgaged Property, to make repairs, purchase machinery and equipment, and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property.

All costs, expenses and liabilities of every character incurred by the Mortgagee in managing, operating, maintaining, protecting or preserving the Mortgaged Property, respectively, shall constitute a demand obligation owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the same rate as is provided in the Note for interest on past due principal, all of which shall constitute a portion of the Obligations and shall be secured by this Mortgage and by any other instrument securing the Obligations. If necessary to obtain the possession provided for above, the Mortgagee, as the case may be, may invoke any and all remedies to dispossess Mortgagor including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. When and if the expenses of such operation have been paid and the Obligations paid, the Mortgaged Property shall, if there has been no sale or foreclosure, be returned to Mortgagor.

(m) Change in Laws. If any statute now applicable in any state in which any of the Mortgaged Property is now located provides, or shall hereafter be amended to provide, a different procedure for the sale of real property under a power of sale in a deed of trust or mortgage, Mortgagee may, in its sole discretion, if same be permitted by applicable law, follow the sale procedure set forth in this Article 7 or that prescribed in such statute, as amended.

(n) Sale. Cause the Mortgaged Property and all estate, right, title and interest, claim and demand therein, or any part thereof to be sold as follows:

(1) Mortgagee may proceed as if all of the Mortgaged Property were real property, in accordance with Section 7.1(e) above, or Mortgagee may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the premises without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (3) below, separate and apart from the sale of real property, with the remainder of the Mortgaged Property being treated as real property at the sale.

(2) Mortgagee may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided (or required by law) or Mortgagee may delay any such sale or other disposition for such period of time as Mortgagee deems to be in its best interest. Should Mortgagee desire that more than one sale or other disposition be conducted, Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Mortgagee may deem to be in its best interest.

(3) Should Mortgagee elect to cause any of the Mortgaged Property to be disposed of as personal property, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the UCC or in accordance with any other remedy provided by law. Both Mortgagor and Mortgagee shall be eligible to purchase any part of all of such property at any such disposition. Any such disposition may be either public or private as Mortgagee may so elect, subject to the provisions of the UCC, Mortgagee shall give Mortgagor at least ten (10) days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Mortgagor it shall constitute reasonable notice to Mortgagor.

(o) Other. Exercise any other remedy specifically granted under the Loan Documents, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, including the rights described below.

7.2 Separate Sales. Any real estate or any interest or estate therein sold pursuant to any writ of execution issued on a judgment obtained by virtue of this Mortgage or the other Loan Documents, or pursuant to any other judicial proceedings under this Mortgage, or pursuant to the power of sale granted herein, may be sold in one parcel, as an entirety or in such parcels and in such manner or order as Mortgagee, in its sole discretion, may elect.

7.3 Remedies Cumulative and Concurrent. The rights and remedies of Mortgagee as provided in this Mortgage and in the other Loan Documents shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor or against other obligors or against the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies.

7.4 No Cure or Waiver. Neither Mortgagee’s nor any receiver’s entry upon and taking possession of all or any part of the Mortgaged Property nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Obligations, nor the exercise of any other right or remedy by Mortgagee or any receiver shall impair the status of the security, or cure or waive any default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Obligations which are then due have been paid and performed and Mortgagor has cured all other defaults), or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the Lien of this Mortgage.

7.5 Payment of Costs, Expenses and Attorneys’ Fees. Mortgagor agrees to pay to Mortgagee immediately and without demand all reasonable costs and expenses incurred by Mortgagee in accordance with Section 11.1 of the Loan Agreement.

7.6 Waiver of Redemption, Notice, Marshalling, Etc. To the extent permitted by applicable law, Mortgagor hereby waives and releases: (a) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any redemption or extension of time for payment; (b) unless specifically required herein or in the other Loan Documents, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise, of any option or remedy under the Loan Documents; (c) any right to have the Liens against the Mortgaged Property or any other collateral in which Mortgagee holds an interest as security for the Obligations marshaled; and (d) the right to plead or assert any statute of limitations as a defense or bar to the enforcement of the Loan Documents.

7.7 Application of Proceeds. The proceeds of any sale of all or any portion of the Mortgaged Property and the amounts generated by any holding, leasing, operation or other use of the Mortgaged Property shall be applied by Mortgagee in the following order:

(a) first, to the payment of late charges, if any, owing under the Loan Documents;

(b) second, to the payment of the actual out of pocket costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same (including without limitation payment of any impositions or other taxes);

(c) third, to the extent allowed by law, to the payment of reasonable attorneys’ fees and other legal expenses, including expenses and fees incurred on appeals, and legal expenses and fees of a receiver;

(d) fourth, to the payment of accrued and unpaid interest on the Obligations; and

(e) fifth, to the payment of the balance of the Obligations. The balance, if any, shall be paid to the parties entitled to receive it under applicable law.

7.8 Strict Performance. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of the Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of the Loan Documents and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

7.9 No Conditions Precedent to Exercise of Remedies. Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Loan Documents without first having obtained the consent of Mortgagor or such other person, and in the latter event Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

7.10 Release of Collateral. Mortgagee may release, regardless of consideration, any part of the security held for the Obligations without, as to the remainder of the security, in any way impairing or affecting the Liens of the Loan Documents or their priority over any subordinate Lien. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any Obligations secured hereby or for performance of any Obligations contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after maturity of said Note, and without notice or consent: (a) release any person liable for payment of all or any part of, or for performance of, any Obligations; (b) make any agreement extending the time or otherwise altering terms of payment of all or any part of, or modifying or waiving any of, the Obligations, or subordinating, modifying or otherwise dealing with the Lien or charge hereof; (c) exercise or refrain from exercising or waive any right Mortgagee may have; (d) accept additional security of any kind; or (e) release or otherwise deal with any property, real or personal, securing the Obligations, including all or any part of the Mortgaged Property.

7.11 Other Collateral. For payment of the Obligations, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

7.12 Discontinuance of Proceedings. In the event Mortgagee shall have proceeded to enforce any right under the Loan Documents and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

7.13 Release of Liability. Without affecting the liability of any person (other than any person released pursuant to the provisions of this Section) for payment of any of the Obligations secured hereby, and without affecting or impairing in any way the priority or extent of the Liens of the Loan Documents upon any property not specifically released pursuant hereto, Mortgagee may at any time and from time to time (a) release any person liable for payment of any of the Obligations secured hereby, (b) extend the time or agree to alter the terms of payment of any of the Obligations, (c) accept additional security of any kind, (d) release any property securing the Obligations, or (e) consent to the creation of any easement on or over the Mortgaged Property or any covenants restricting the use or occupancy thereof.

7.14 Retention of Copies of Books and Records. Without limiting any of Mortgagee’s rights and remedies at law or in equity, including under this Mortgage, in the event Mortgagee elects to foreclose or otherwise realize upon its security interest in the General Intangibles, nothing herein shall be deemed to prohibit Mortgagor from retaining copies of its books and records (including computer-readable copies thereof), provided that the originals thereof are delivered to Mortgagee or the purchaser of such General Intangibles at a foreclosure sale, as applicable.

ARTICLE 8

MISCELLANEOUS

8.1 Further Assurances. Mortgagor, upon the reasonable written request of Mortgagee, shall execute, acknowledge and deliver, at no liability or out-of-pocket cost to Mortgagor, or, with respect to persons or entities within Mortgagor’s control, arrange for the execution, acknowledgment and delivery of, such further reasonable instruments (including, without limitation, financing statements, estoppel certificates and declarations of no set-off, attornment agreements and acknowledgments) and do such further acts, as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents, to facilitate (at no cost or expense to Mortgagor) the assignment or transfer of the Note and the Loan Documents and to subject to the Liens of the Loan Documents any property intended by the terms thereof to be covered thereby, and any renewals, additions, substitutions, replacements or betterments thereto. Mortgagor shall execute and deliver such instruments, certificates and other documents on or before ten (10) Business Days after receipt of written request therefor. Mortgagor irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do any of the foregoing, provided, however, Mortgagee will not exercise such right unless (a) Mortgagee shall have given Mortgagor at least ten (10) Business Days notice and Mortgagor shall have failed to satisfy such request or (b) an Event of Default has occurred and is then continuing.

8.2 Recording and Filing. Mortgagor, at its expense, shall cause this Mortgage and any other Loan Documents designated from time to time by Mortgagee, all supplements thereto and any financing statements at all times to be recorded and filed in such manner and in such places as Mortgagee shall reasonably request, and shall pay all such recording, filing, re-recording and re-filing taxes, fees and other charges in connection with such recording and filing.

8.3 Notice. All notices, demands, requests and other communications required under the Loan Documents shall be in writing and shall be delivered in accordance with Section 11.5 of the Loan Agreement.

8.4 Mortgagee’s Right to Perform the Obligations. If Mortgagor shall fail to make any payment or perform any act required by the Loan Documents beyond any applicable notice or cure periods, then Mortgagee may make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter the Mortgaged Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as may be necessary or appropriate for such purpose in accordance with Section 11.14 of the Loan Agreement. All sums so paid by Mortgagee, and all costs, and expenses, including, without limitation, reasonable attorneys’ fees and expenses so incurred together with, interest thereon at the Default Rate, from the date of payment or incurring, constitute additions to the Obligations secured by the Loan Documents, and shall be paid by Mortgagor to Mortgagee, within ten (10) days of demand. If Mortgagee shall elect to so pay any Imposition, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate public office, without inquiring into the accuracy thereof or into the validity of such Imposition. Mortgagor shall indemnify Mortgagee for all losses and expenses, including reasonable attorneys’ fees, incurred by reason of any acts performed by Mortgagee pursuant to the provisions of this Section 8.4 or by reason of the Loan Documents, and any funds expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such expenditures, shall constitute additions to the Obligations and shall be secured by the Loan Documents and shall be paid by Mortgagor to Mortgagee upon demand. Mortgagor shall have no obligation to indemnify Mortgagee under the foregoing indemnity for any such loss or expense resulting from Mortgagee’s gross negligence or willful misconduct. In no event shall the indemnification contained herein include consequential or punitive damages.

8.5 Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

8.6 Severability. In case any one or more of the Obligations shall be invalid, illegal or unenforceable in any respect, the validity of this Mortgage and the other Loan Documents, and remaining Obligations shall be in no way affected, prejudiced or disturbed thereby.

8.7 Modification. The Loan Documents and the terms of each of them may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

8.8 Non-Assumable. This Mortgage may not be assumed by any subsequent holder of an interest in the Mortgaged Property without Mortgagee’s prior written consent except for any transferee of the Mortgaged Property permitted under the Loan Agreement.

8.9 Tax on Obligations or Mortgage. In the event of the passage, after the date of this Mortgage, of any law deducting from the value of land for the purposes of taxation, any Lien thereon, or imposing upon Mortgagee the obligation to pay the whole, or any part, of the taxes or assessments or charges or Liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or debts as to affect this Mortgage or the Obligations, Mortgagor shall pay Mortgagee any such additional amounts necessary to compensate Mortgagee, on an after-tax basis, for such additional costs in accordance with the terms and provisions of Section 2.6 of the Loan Agreement.

8.10 Maximum Rate of Interest. All agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Mortgagee for the use, forbearance, or detention of the money to be loaned under the Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in the Note, exceed the Maximum Rate. The term “Maximum Rate” as used herein shall mean the higher of the maximum interest rate allowed by applicable United States, the state of New York or the State law as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made. If from any circumstances whatsoever fulfillment of any provision hereof or of any such other documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance, Mortgagee shall have ever received interest or anything which might be deemed interest under applicable law which would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of Mortgagor to Mortgagee hereunder (all without payment of any prepayment premium) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal of the Note and the amounts owing on other obligations of Mortgagor to Mortgagee hereunder as the case may be such excess shall be refunded to Mortgagor. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Obligations of Mortgagor to Mortgagee shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such Obligations until payment in full so that the actual rate of interest on account of such Obligations does not exceed the Maximum Rate throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or (iii) exclude any voluntary prepayments and the effects thereof.

8.11 Survival of Warranties and Covenants. The warranties, representations, covenants and agreements set forth in the Loan Documents shall survive the making of the Loan, and shall continue in full force and effect until the Obligations shall have been paid in full, except the obligations specified in the Environmental Indemnity Agreement which shall survive any such payment in full.

8.12 APPLICABLE LAW. THIS MORTGAGE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, PROVIDED, HOWEVER, THAT TO THE EXTENT THE MANDATORY PROVISIONS OF THE LAWS OF THE STATE OF RHODE ISLAND RELATING TO (i) THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS IN ANY OF THE PROPERTY, (ii) THE LIEN, ENCUMBRANCE OR OTHER INTEREST IN THE PROPERTY GRANTED OR CONVEYED BY THIS MORTGAGE, OR (iii) THE AVAILABILITY OF AND PROCEDURES RELATING TO ANY REMEDY HEREUNDER OR RELATED TO THIS MORTGAGE ARE REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF RHODE ISLAND, SUCH RHODE ISLAND LAWS SHALL BE DEEMED TO GOVERN AND CONTROL. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS MORTGAGE OR THE LOAN DOCUMENTS SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS, AND TO THIS END, THE PROVISIONS OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE DECLARED TO BE SEVERABLE.

8.13 Successors and Assigns Bound; Joint and Several Liability; Agents; Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Section 7.11 of the Loan Agreement. All covenants and agreements of Mortgagor shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Mortgagee may act through its employees, agents, or independent contractors as authorized by Mortgagee. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

8.14 No Representations by Mortgagee. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee, pursuant to the Loan Documents, including (but not limited to) any officer’s certificate, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

8.15 Release. Upon written request of Mortgagor stating that all sums secured hereby have been paid following indefeasible payment in full of all Obligations, Mortgagee shall pay the sole cost and expenses of Mortgagor, release the lien of this Mortgage, in proper form for recording, and the other Loan Documents. The recitals in any such release of any matters or facts shall be conclusive proof of the matters set forth therein.

8.16 Headings. The article headings and the section and subsection captions are inserted for convenience of reference only and shall in no way alter or modify the text of such articles, sections and subsections.

8.17 Extension of Prior Liens. If any or all of the proceeds of the Note have been used to pay any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, and to the extent permitted by applicable law, Mortgagee shall be subrogated to all of the rights, claims, Liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so paid and the former rights, claims, Liens, titles and interests, if any, are not waived but rather shall continue in full force and effect in favor of Mortgagee as cumulative security for the repayment and satisfaction of the Obligations regardless of whether said Liens or debts are acquired by Mortgagee by assignment or are released by the holder thereof upon payment.

8.18 Relationship Between Parties. Nothing contained in the Note, this Mortgage or the other Loan Documents shall be construed as creating a joint venture or partnership between Mortgagee and Mortgagor, and Mortgagee shall have no right of control or supervision over Mortgagor except as Mortgagee may exercise its rights and remedies under this Mortgage and the other Loan Documents. Mortgagor further disclaims any fiduciary or quasi fiduciary relationship between it or any of its partners and Mortgagee.

8.19 Waivers Pertaining to Note. Mortgagor in its capacity as Mortgagor under this Mortgage and not as maker of the Note waives presentation, demand, protest and notice of nonpayment of the Note (except for notices required hereunder or under the other Loan Documents), and consents to delays, changes in time of payment and the amount of payments due under the Note.

8.20 Third Parties. Nothing in this Agreement is intended to confer any rights or remedies on any persons other than Mortgagor and Mortgagee and their respective successors and assigns.

8.21 WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. MORTGAGOR AND MORTGAGEE ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF MORTGAGOR OR MORTGAGEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND

STATUTORY CLAIMS. MORTGAGOR AND MORTGAGEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH SHALL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. MORTGAGOR AND MORTGAGEE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.22 Jurisdiction. In accordance with Section 5-1402 of the General Obligations Law of the State of New York, Mortgagor and Mortgagee agree that any action or proceeding arising out of or relating to the Note, the Guaranty, this Mortgage or the other Loan Documents may be commenced in any court located in the State of New York. Mortgagor and Mortgagee hereby irrevocably submits to the jurisdiction of United States District Court for the Southern District of New York over any action or proceeding arising out of or relating to the Note, the Guaranty, this Mortgage or the other Loan Documents, and does hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

8.23 Multiple Notes. In the event this Mortgage secures more than one promissory note, such promissory notes are equally secured by this Mortgage without the priority or preference of one over the other by reason of negotiation, maturity or otherwise.

ARTICLE 9

LOCAL LAW PROVISIONS

9.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other provisions of this Mortgage, the terms and conditions of this Article 9 shall control and be binding.

9.2 Rhode Island Open-End Mortgage Provisions. This Mortgage permits and secures any and all current and future advances to the Mortgagor evidenced by (or pursuant to) any one or more of the following: the Note, the Loan Documents or other documents evidencing the Obligations or the Indebtedness, such other note or notes as may be signed by Mortgagor payable to Mortgagee and such other agreement(s) as may be entered into by Mortgagor with the Mortgagee, and signed by Mortgagor. The unpaid principal balance of indebtedness outstanding under this Mortgage shall at no time exceed $52,000,000. Mortgagee will accept notices pursuant to Sections 34-25-10(b) and 34-25-11 of the General Laws of the State of Rhode Island, 1956, Reenactment of 1995, as amended, at the address specified on page 1 of this Mortgage.

9.3 Remedies. This Mortgage is upon the STATUTORY CONDITION, and upon the further condition that all covenants of Mortgagor contained in this Mortgage, the Loan Agreement or in the Loan Documents and/or any other documents evidencing the Obligations or the Indebtedness, shall be kept and performed, and for any breach of said STATUTORY CONDITION or further condition, Mortgagee shall have the STATUTORY POWER OF SALE.

Said STATUTORY CONDITION and STATUTORY POWER OF SALE, as well as the MORTGAGE COVENANTS contained in the granting clause of this Mortgage, are those contained in the General Laws of the State of Rhode Island, 1956, Reenactment of 1995, as amended.

Provided further however, to the extent permitted by law, publication, pursuant to said STATUTORY POWER OF SALE, of notice of the time and place of sale may, in the sole discretion of Mortgagee, be made by publishing the same at least once each week for three (3) successive weeks in a public newspaper published daily in the City of Providence, Rhode Island, and not as otherwise provided in said STATUTORY POWER OF SALE.

9.4 Exercise of Power of Sale – Multiple Sales. It is expressly understood and agreed to by Mortgagor and Mortgagee that the power of sale contained in this Mortgage shall, in the event that the Mortgaged Property is comprised of separate lots or parcels of land, survive the foreclosure of any portion of the Mortgaged Property and may be exercised on different occasions to separately foreclose each and every lot or parcel of land comprising the Mortgaged Property until all of the Mortgaged Property has been foreclosed in accordance with applicable law and the terms of this Mortgage.

9.5 Construction Mortgage under the UCC. This Mortgage is intended to take effect as a construction mortgage pursuant to Section 6A-9-334(h) of the General Laws of Rhode Island, 1956, Reenactment of 1995, as amended.

9.6 Compliance with Rhode Island Law. To the extent that the provisions of this Mortgage as to the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in this Mortgage are inconsistent with Rhode Island law (including, without limitation, R.I.G.L. §6A-9-101 et seq., §34-11-20, §34-11-21, §34-11-22, and §34-27-2), Rhode Island law shall take precedence over the provisions of this Mortgage but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Rhode Island law.

[Signature page follows.]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage effective as of the date first above written.

MORTGAGOR:

ALEXION MANUFACTURING LLC, a Delaware limited liability company

By:	ALEXION PHARMACEUTICALS, INC., a Delaware corporation, its sole member

By:	/s/ David Keiser
Name:	DAVID KEISER
Title:	PRES & COO

ACKNOWLEDGMENT

STATE OF Connecticut )

                                             )

COUNTY OF New Haven)

On 07 06 2006 before me, Edith N. Huzar a Notary Public in and for said State, personally appeared David Keiser , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Edith N. Huzar
Notary Public

Print Name Edith N. Huzar

My Commission Expires 7/31/07

[SEAL]

SCHEDULE A

LEGAL DESCRIPTION

PARCEL ONE

Address:	100 Technology Way
City/Town:	Smithfield
County:	Providence
State:	RI
Lot No.:	219
Plat No.:	49

THAT CERTAIN TRACT OR PARCEL OF LAND WITH ALL BUILDINGS AND IMPROVEMENTS THEREON WHICH IS SHOWN AS LOT 4 ON THAT CERTAIN PLAT ENTITLED “SUBDIVISION PLAN ISLAND WOODS COMMERCE PARK DOUGLAS PIKE - ROUTE 7 SMITHFIELD, R.I. MAGUIRE GROUP INC. PROVIDENCE, RI SCALE: 1” = 150’ 150’ DATE 2/18/93” RECORDED FEBRUARY 17, 1993 IN THE LAND EVIDENCE RECORDS FOR THE TOWN OF SMITHFIELD, SAID PARCEL BEING BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE WESTERLY PROPERTY LINE OF LAND N/F OF MAURICE BISSONNETTE, SAID POINT BEING LOCATED 443.45’ SOUTHERLY OF THE SOUTHEASTERLY CORNER OF LAND N/F OF BENJAMIN GODON AS MEASURED ALONG THE BOUNDARY LINE OF SAID BISSONNETTE LAND AND LAND N/F OF THE RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION. SAID POINT BEING THE SOUTHEASTERLY CORNER OF THE SAID PORT AUTHORITY LAND AND THE NORTHEASTERLY CORNER OF THE PARCEL HEREIN DESCRIBED;

THENCE PROCEEDING N 88° 07’ 44” W A DISTANCE OF 313.54’ TO AN ANGLE POINT;

THENCE PROCEEDING S 71° 51’ 16” W A DISTANCE OF 60.63’ TO AN ANGLE POINT;

THENCE PROCEEDING S 51° 51’ 16” W A DISTANCE OF 289.09’ TO AN ANGLE POINT;

THENCE PROCEEDING S 31° 51’ 16” W A DISTANCE OF 125.99’ TO A RHODE ISLAND HIGHWAY BOUND (RIHB) FOUND AT THE POINT OF CURVATURE AT THE NORTHWESTERLY CORNER OF THE PARCEL HEREIN DESCRIBED AT THE EASTERLY STREET LINE OF A PROPOSED STREET, THE LAST FOUR HEREIN DESCRIBED COURSES ARE BOUNDED NORTHERLY BY SAID PORT AUTHORITY LAND;

THENCE PROCEEDING S 37° 49’ 11” E ALONG THE SAID STREET LINE A DISTANCE OF 134.06’ TO A FOUND RIHB AT A POINT OF CURVATURE;

THENCE PROCEEDING SOUTHEASTERLY AND SOUTHERLY ALONG THE ARC OF A CURVE TANGENT TO THE PREVIOUS COURSE, DEFLECTING TO THE RIGHT, HAVING A RADIUS OF 225.00’ AND A CENTRAL ANGLE OF 41° 49’ 28” A DISTANCE OF 164.24’ TO A FOUND RIHB AT A POINT OF TANGENCY;

THENCE PROCEEDING S 04° 00’ 17” W TANGENT TO THE PREVIOUS COURSE ALONG THE SAID STREET LINE A DISTANCE OF 376.77’ TO A FOUND BROKEN RIHB AT THE SOUTHWESTERLY CORNER OF THE PARCEL HEREIN DESCRIBED AT OTHER LAND N/F OF THE RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION;

THENCE PROCEEDING N 81° 43’ 02” E BOUNDED SOUTHERLY BY SAID PORT AUTHORITY LAND A DISTANCE OF 628.45’ TO A FOUND RIHB FOR A CORNER;

THENCE PROCEEDING N 07° 34’ 14” W BOUNDED EASTERLY BY SAID PORT AUTHORITY LAND A DISTANCE OF 200.02’ TO A FOUND RIHB FOR A CORNER;

THENCE PROCEEDING N 81° 43’ 02” E BOUNDED SOUTHERLY TO SAID PORT AUTHORITY LAND A DISTANCE OF 170.44’ TO A FOUND BROKEN RIHB FOR CORNER AT SAID BISSONNETTE LAND;

THENCE PROCEEDING N 18° 08’ 44” W BOUNDED EASTERLY BY SAID BISSONNETTE LAND A DISTANCE OF 648.55’ TO THE POINT AND PLACE OF BEGINNING.

PARCEL TWO

Address:	30 Hanton City Road
City/Town:	Smithfield
County:	Providence
State:	RI
Lot No.:	78
Plat No.:	49

That certain parcel of land in Smithfield, Rhode Island located on the northwesterly line of Hanton City Road about 630 feet northerly of the intersection of Hanton City Road and Lydia Ann Road shown as New Lot 78 on that plan entitled “Lydia Ann Road Essex Road & Hanton City Road Smithfield, Rhode Island Administrative Subdivision Plan Assessor’s Plat 49 Lots 74, 78, 79 & 218” issued for recording, prepared by Vanasse Hangen Brustlin, Inc. 530 Broadway Providence, Rhode Island.

Beginning at the southeasterly corner of the herein described parcel at the northeasterly corner of land now or formerly of Joseph F.L. Mello Jr. & Carol Mello as shown on the Town of Smithfield Tax Assessor’s Plat 49 as Lot 77;

Thence: bounded southerly by said Mello land S 81° 32’ 43” W a distance of one hundred fifty four and 1/10 (154.1) (one hundred fifty four and 05/100 (154.05) as measured) feet to a point;

Thence: bounded westerly by land now or formerly of the Rhode Island Economic Development Corporation N 23° 38’ 40” W a distance of three hundred eighty five (385) (three hundred eighty four and 98/100 (384.98) as measured) feet more or less to a point;

Thence: bounded westerly by land now or formerly of the Rhode Island Economic Development Corporation N 16° 46’ 22” W a distance of five hundred thirty nine and 48/100 (539.48) feet to a point;

Thence: bounded westerly by land now or formerly of the Rhode Island Economic Development Corporation N 09° 09’ 21” W a distance of two hundred forty six and 10/100 (246.10) feet to a point;

Thence: bounded westerly by land now or formerly of the Rhode Island Economic Development Corporation N 14° 21’ 11” E a distance of seven hundred forty three and 19/100 (743.19) feet to a point;

Thence: bounded northeasterly by land now or formerly of Maurice Bissonnette S 39° 20’ 08” E a distance of one hundred twenty six and 67/100 (126.67) feet to a point;

Thence: bounded northeasterly by land now or formerly of Maurice Bissonnette S 65° 57’ 07” E a distance of five hundred nine and 67/100 (509.67) feet to a point marked by a found concrete bound with drill hole;

Thence: bounded northeasterly by land now or formerly of Maurice Bissonnette S 36° 51’ 15” E a distance of two hundred two and 93/100 (202.93) feet to a point marked by a found concrete bound with drill hole;

Thence: bounded northeasterly by land now or formerly of Maurice Bissonnette S 41° 39’ 13” E a distance of one hundred seven and 56/100 (107.56) feet to a point marked by a found concrete bound with drill hole in the northwesterly side of Hanton City Road;

Thence: bounded southeasterly by Hanton City Road S 33° 08’ 38” W a distance of two hundred seventy five and 48/100 (275.48) feet to a point marked by a found concrete bound with drill hole;

Thence: bounded easterly by Hanton City Road S 10° 21’ 28” W a distance of three hundred fifty two and 74/100 (352.74) feet to a point marked by a found concrete bound with drill hole;

Thence: bounded easterly by Hanton City Road S 05° 54’ 38” W a distance of two hundred eight and 79/100 (208.79) feet to a point marked by a found concrete bound with drill hole;

Thence: bounded southeasterly by Hanton City Road S 34° 08’ 26” W a distance of sixty seven and 71/100 (67.71) feet to a point marked by a found concrete bound with drill hole;

Thence: bounded southeasterly by Hanton City Road S 54° 18’ 20” W a distance of one hundred eighty two and 05/100 (182.05) feet to a point marked by a granite bound found;

Thence: bounded southeasterly by Hanton City Road S 44° 33’ 20” W a distance of forty five and 2/10 (45.2) feet to a point;

Thence: bounded southeasterly by Hanton City Road S 30 ° 03’ 20” W a distance of fifty six and 8/10 (56.8) feet to a point;

Thence: bounded southeasterly by Hanton City Road S 14° 33’ 20” W a distance of twenty three (23) (thirty seven and 42/100 (37.42) as measured) feet to a point;

Thence: bounded southeasterly by Hanton City Road S 19° 30’ 39” E a distance of two hundred twenty (220) (two hundred seven and 83/100 (207.83) as measured) feet to the point of beginning.

Together with and subject to the rights and easements as set forth in the Private Access Road Easement Agreement dated May 1, 2002 and recorded in Book 322, Page 867; the Cross-Easement Agreement dated June 1, 1999 and recorded in Book 257, Page 498, as amended by Amendment dated May 1, 2002 and recorded in Book 322, Page 837; and the Buffer Zone Easement and Agreement dated May 1, 2002 and recorded in Book 322, Page 848 in the Smithfield Land Evidence Records.

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